CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 33-48500) pertaining to the United Retail Group Retirement Savings Plan of our report dated March 31, 2003, with respect to the financial statements and supplemental schedule of the United Retail Group Retirement Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2002.


                                              /s/ ARY, ROEPCKE & MULCHAEY, P.C.
                                              ARY, ROEPCKE & MULCHAEY, P.C.



Columbus, Ohio
April 9, 2003